Exhibit 8.1

[Letterhead of Baker Botts L.L.P.]

February 10, 2006

K-Sea Transportation Partners L.P.
3245 Richmond Terrace
Staten Island, New York 10303

  Re:
  K-Sea Transportation Partners L.P.—Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to K-Sea Transportation Partners L.P., a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (Registration Statement No. 333-127957) (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), regarding the offer and sale of up to 625,000 common units representing limited partner interests in the Partnership (the "Common Units") by certain unitholders of the Partnership from time to time pursuant to Rule 415 under the Securities Act. In connection therewith, we prepared the discussion (the "Discussion") set forth under the caption "Material Tax Consequences" in the Prospectus (the "Prospectus") that is included in the Registration Statement.

        We hereby confirm that all statements of legal conclusions contained in the Discussion reflect the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the date of the Prospectus, subject to the assumptions, qualifications, and limitations set forth therein.

        In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Registration Statement, (ii) certain other filings made by the Partnership with the Commission and (iii) other information provided to us by the Partnership, K-Sea General Partner L.P., a Delaware limited partnership and general partner of the Partnership (the "General Partner"), and K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the General Partner.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Discussion. This consent does not constitute an admission that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours very truly,
/s/ Baker Botts L.L.P.